Exhibit 10.29

English Translation

Collateral Escrow Agreement

No.: 20070103

Party A: Huaqiao Road Branch, Nanjing Commercial Bank (“Pledgee”)

Party B: CEEG (Nanjing) PV-Tech Co., Ltd. (“Pledgor”)

Party C: Jiangsu Yuanli Ruide Assets Escrow Co., Ltd. (“Supervisor”)

In accordance with the stipulations of relevant Chinese laws, Party A, Party B and Party C, abiding by the principle of equality, legitimacy and fairness and through negotiations, hereby enter into this Agreement with respect to Party C acting as the supervisor of Party B’s pledge.

I. In order to ensure the performance of the “RMB Loan Contract” (No.                ) signed by Party A and CEEG (Nanjing) PV-Tech Co., Ltd. (“Borrower”) on February 5, 2007 as well as the discharge of the indebtedness owed to Party A (amount of loan is RMB 60 million), Party B pledges its qualified proprietary inventories (subject to “List of Collaterals”) to Party A. Party A and Party B hereby entrust Party C as the supervisor of Party B’s pledge to supervise the collaterals (set forth in the “List of Collaterals”) provided by Party B within the pledge period.

II. Escrow Content

1. Party B agrees to pledge its qualified proprietary inventories to Party A so as to ensure that the Borrower pays and performs all monies that are already due or will be due from time to time, including loan principal, interest, commission, penalty, liquidated damages, custody expenses of Collaterals, expenses of exercising pledge right and other expenses.

2. Party A and Party B hereby agree to designate Party C to manage and control the inbound and outbound operations of Party B’s qualified inventories at the corresponding warehouse in the interest and name of Party A.

3. At Party A’s request, Party C shall assist Party A in disposing of Collaterals in accordance with law.

III. Collaterals and Place of Storage

1. The Collaterals provided by Party B shall be the proprietary properties that are outside the property scope as specified in Article 37 of the Security Law and can be pledged.

2. Party B shall be the owner of all qualified inventories delivered to Party C for escrow and when delivered, the inventories are free of any other pledge, encumbrance, security interest or ownership of any other nature having priority over the pledge right of Party A. Party B hereby agrees to indemnify Party A against all claims, losses and damages arising from Party B’s violations thereof.

3. Party B’s qualified inventories shall be stored in the warehouse located at 123 Focheng West Road, Jiangning Economic & Technological Development Zone, Nanjing. At any time, Party C has the full and absolute control over the pledged inventories in the above warehouse, but this does not hinder Party A from exercising the right to inspect pledged inventories from time to time.

IV. Fee and Settlement

1. The escrow fee for Party C shall be borne by Party B. Escrow fee is calculated according to actual escrow time at an annual rate of 0.72% of loan amount. In case actual escrow time is less than one month, one month’s fee is charged. Asset evaluation fee, notarization fee and insurance premium are settled by Party B according to actual amounts (the first beneficiary of property insurance is Huaqiao Road Branch, Nanjing Commercial Bank, to the extent of all claims).

2. Escrow fee is calculated as from the date of Party C’s formal escrow. Party B shall pay up all the fee within seven (7) workdays after Party C takes over the goods.

3. Where Party B fails to pay the above fee within the specified time limit, Party C shall inform Party A of such non-performance within 30 days after the due date. Party A shall assist Party C in dunning for the above fee from Party B.

4. The rental of the warehouse and premises rented by Party C shall be borne by Party C.

V. Party A’s Rights and Obligations

1. Party A authorizes Party C to supervise the Collaterals in the interest and name of Party A.

2. Party A has the right of pledge over Collaterals. Without Party A’s written consent, Party B, Party C or others shall not transfer, lease, re-pledge, misappropriate or otherwise dispose of Collaterals.

3. Where Party B fails to pay the due loan principal and interest to Party A or infringes upon Party A’s rights and interests by violating this Agreement, Party A is entitled to dispose of Collaterals in accordance with law.

4. Party A is entitled to keep itself informed of the inventories of Collaterals and other relevant information from time to time.

5. Within escrow period, where losses are caused to Party A due to the loss, mis-delivery and shortage of Collaterals (including quality deterioration resulting from Party C’s faults, etc), Party C shall make full compensation. Within escrow period, where Party C is of the opinion that Collaterals cannot be supervised in accordance with law or it cannot exert adequate control over Collaterals due to Party B’s breach, it can request Party B in writing to cease the default and timely notify Party A to take corresponding measures so as to prevent the losses of escrowed properties. Before Party C receives the written notice in connection therewith from Party A, Party C shall not permit Collaterals to be sent out of warehouse. In the event that Party C fails to take the foregoing measure, which has resulted in losses, mis-delivery or shortage of Collaterals (including quality deterioration, etc) and further causing losses to Party A, Party C shall make full compensation to Party A.

6. Party A shall provide the materials and certificates necessary to handle notarization, insurance and asset evaluation procedures.

7. Where Party B fails to pay escrow fee to Party C according to this Agreement, Party A shall urge and supervise Party B to make payment on time.

VI. Party B’s Rights and Obligations

1. Party B hereby acknowledges Party C’s role and responsibility and undertakes to provide Party C with the assistance reasonably necessary for Party C to perform the role and responsibilities as specified in this Agreement.

2. Party B shall pay to Party C all service fees and expenses according to the provisions of this Agreement.

3. Party B shall provide valid ownership certificate of Collaterals to Party A and Party C.

4. Party B shall provide the quality inspection report of Collaterals to Party A and Party C and guarantee that the quality indicated in quality inspection report is consistent with the inherent quality of Collaterals. If the actual quality of Collaterals does not conform to the quality inspection report provided by Party B, Party B shall bear the corresponding compensation responsibility and all losses thus incurred to Party A and Party C.

5. Where Collaterals are defective or special custody measures need to be taken, Party B shall expressly notify Party A and Party C. If Party B fails to do so and Collaterals suffer from losses, Party B shall bear the corresponding compensation responsibility.

6. Party B shall provide the materials and certificates necessary to handle notarization, insurance and asset evaluation procedures.

VII. Party C’s Rights and Obligations

1. Party C shall count and check the name, specifications, quantity and quality of Collaterals, prepare the “List of Collaterals”, set up the corresponding account and undertake the escrow responsibility for Collaterals.

2. Party C shall assign full-time escrow personnel to closely supervise Collaterals and deliver the name list of personnel and their changes to Party A and Party B for the record.

3. Party C shall regularly count and check Collaterals, provide the written reports to Party A on the 11th, 20th and 30th dates of each month and be responsible for their truthfulness. In case Party C finds nonconformity or Party B’s default, it shall immediately inform Party A. Party A is obliged to order Party B to take relevant measures.

4. Party C shall deal with the adjustment of pledged goods according to Party A’s written instructions, strictly control the outbound operation of pledged goods in accordance with law and make relevant records. Where Collaterals are disposed of without Party A’s consent due to Party C’s improper escrow, Party C shall be liable for compensation to Party A.

5. Party C shall timely handle notarization, insurance and asset evaluation procedures according to the entrustment of Party A and Party B.

6. Party C shall not be held responsible to Party B for the actions taken or not taken as per Party A’s instructions.

7. The quality inspection report issued by Party B shall be inspected by the qualified inspection department, which issues the report. Party A verifies and confirms the truthfulness of this report.

8. Party C shall be responsible for the safety of Collaterals. Where Collaterals are lost due to fire, theft or other reasons, Party C shall be liable for compensation to Party A.

VIII. Management of Collaterals

1. Party B shall store Collaterals in the designated escrow warehouse. Party A, Party B and Party C shall verify the name, specifications, quantity and quality of Collaterals and jointly prepare the “List of Collaterals”, which is signed and sealed by Party A, Party B and Party C and annexed to the “RMB Loan Contract” and “Movable Property Pledge Contract”.

2. In order to facilitate Party B’s normal operating activities, where Party B needs to adjust Collaterals on the principle of “in-first-out-next and equal-value-exchange”, the written confirmation of Party A must be obtained.

3. When Collaterals are adjusted, Party B shall deliver the relevant inbound and outbound documents to Party C for examination and record. Party C shall handle the inbound and outbound procedures of Collaterals according Paragraph 2 hereof and submit the Collateral Inventory Report to Party A twice every month.

4. Where Party B indeed needs to transfer Collaterals on a paid-up basis, it shall inform Party A and Party C in advance and obtain Party A’s consent. Party B shall inform the transferee of the pledging fact of Collaterals and request the transferee to directly pay all purchase prices (including earnest money, advance payment, etc) to Party A’s account for premature repayment of Party B’s debts. As for the portion of Collaterals whose prices are not paid to Party A, Party B shall provide additional Collaterals acceptable to Party A when transferred properties are sent out of warehouse; handle storage and warehousing procedures and sign relevant contract or agreement according to the provisions of this Agreement. Where Party A withholds its consent with respect to Party B’s transfer of Collaterals on a paid-up basis, the parties may approach the replacement and adjustment of Collaterals according to Paragraphs 2 and 3 hereof.

IX. Term and Termination

1. This Agreement is valid for one year after its signing date. This Agreement is terminated prematurely if loan is paid up prematurely.

2. Should any party intends to terminate this Agreement prematurely, it shall give a 30 days prior written notice to the other two parties and Party A, Party B and Party C shall reach a written agreement. Within this period, Party C shall continue to preserve Party B’s qualified inventories until Party A notifies it to deliver them to the recipient. Within such custody period, the terms of this Agreement shall be still bound to all parties. Where Party A, Party B and Party C fail to reach a written agreement for termination, this Agreement shall remain valid.

X. Liability of Breach

Party A, Party B and Party C shall fully comply with the provisions of this Agreement. If any of them is in breach of this Agreement, it shall pay liquidated damages to the non-breaching party, in an amount to the losses incurred by the non-breaching party, including the foreseeable interests by performing this Agreement and relevant expenses paid by the non-breaching party for exercising its right to the liquidated damages (including litigation expenses, lawyer’s fee, etc).

XI. Applicable Law and Settlement of Disputes

1. This Agreement shall be governed by the laws of the People’s Republic of China.

2. Any dispute shall be settled by three parties through negotiations. In case no settlement can be reached, any party may bring a lawsuit with the people’s court in the place where Party A is domiciled.

XII. This Agreement is executed in six copies and becomes legally effective after it is signed and sealed by Party A, Party B and Party C, with each party holding one. The remaining three copies shall be kept for the standby purpose. All six copies shall be equally authentic.

Annexes:

1.	List of Collaterals

2.	Power of Attorney of Escrow

3.	Letter of Reserved Specimen Signatures and Seals of Designated Persons

Party A (seal): Huaqiao Road Branch, Nanjing Commercial Bank(seal)

Legal representative or authorized representative: /s/ Ren Pei

Date: February 5, 2007

Party B (seal): CEEG (Nanjing) PV-Tech Co., Ltd. (seal)

Legal representative or authorized representative: /s/Lu Tingxiu

Date: February 5, 2007

Party C: Jiangsu Yuanli Ruide Assets Escrow Co., Ltd.(seal)

Legal representative or authorized representative:

Date: February 5, 2007

Annex 1:

List of Collaterals

No.	Name of Collaterals	Specs	Grade	Quality warranty period	Unit price	Qty.	Total value	Place of storage
	Monocrystalline silicon and polycrystalline silicon chips						RMB 120 million	123 Focheng West Road, Jiangning
RMB 120 million

Party A (seal): Huaqiao Road Branch, Nanjing Commercial Bank

Party B (seal): CEEG (Nanjing) PV-tech Co., Ltd.

Party C (seal): Jiangsu Yuanli Ruide Assets Escrow Co., Ltd.

Note: this List of Collaterals is only used for loan examination and approval. Specified Collaterals are subject to the “List of Collaterals” (handover) prepared by the three parties.

Date: February 5, 2007

Annex 2

Power of Attorney of Escrow

Nanjing Commercial Bank:

In order to perform No.             Escrow Agreement of Collaterals, our company hereby assigns the following person:

Li Xia (ID Card No.: 3210121197912120026

as the supervisor of the Collaterals of CEEG (Nanjing) PV-Tech Co., Ltd. (“Pledgor”) to be in charge of the escrow of pledgor’s Collaterals.

Authority is as follows:

1.	Represent our company to fully perform No.20070103 Collateral Escrow Agreement.

2.	Represent our company to exercise the escrow right over Collaterals.

3.	When pledged loan is withdrawn and Collaterals are replaced within the loan period, represent our company to count Collaterals together with Pledgee and Pledgor and sign to confirm the quantity, specifications, value, etc. of Collaterals.

4.	When Party A agrees in writing to replace Collaterals, represent our company to pick up the goods samples together with Party B, send samples to quality inspection institution, and verify and confirm by signature the truthfulness of quality inspection report.

This Power of Attorney of Escrow is valid until all Collaterals are released. In case of any change, our company will inform your bank in written form.

Jiangsu Yuanli Ruide Assets Escrow Co., Ltd. (seal)

February 5, 2007

Annex 3

Letter of Reserved Specimen Signatures and Seals of

Designated Persons

Party A: Huaqiao Road Branch, Nanjing Commercial Bank (seal)

1.	Name: Ren Pei ID Card No.: 320113720424241 Reserved specimen signature: /s/ Ren Pei

2.	Name: Zhang Zhao ID Card No.: 341102197901211024 Reserved specimen signature:/s/ Zhang Zhao

Reserved specimen seal: Lu Tingxiu(seal)

Party B: CEEG (Nanjing) PV-tech Co., Ltd. (seal)

1.	Name:	ID Card No.:	Reserved specimen signature:
2.	Name:	ID Card No.:	Reserved specimen signature:
3.	Name:	ID Card No.:	Reserved specimen signature:
4.	Name:	ID Card No.:	Reserved specimen signature:

Reserved specimen seal: Lu Tingxiu

Party C: Jiangsu Yuanli Ruide Assets Escrow Co., Ltd. (seal)

1.	Name:	Li Xia	ID Card No.:	3210121197912120026	Reserved specimen signature:	/s/Li Xia
2.	Name:		ID Card No.:		Reserved specimen signature:
3.	Name:		ID Card No.:		Reserved specimen signature:
4.	Name:		ID Card No.:		Reserved specimen signature:

Reserved specimen seal: Jiangsu Yuanli Ruide Assets Escrow Co., Ltd. (seal)

Note: This Letter is in triplicate, with each of Party A, Party B and Party C holding one (1) copy.